                                                                 CONFORMED COPY

                                THIRD AMENDMENT


                  THIRD AMENDMENT, dated as of December 23, 1998 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of May 30, 1997 (as amended by the First Amendment, dated as of January 29, 1998, the Second Amendment, dated as of November 6, 1998, and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent, The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Arranger.

                              W I T N E S S E T H :

                  WHEREAS, the Company has requested that the Lenders and the Agents amend certain provisions of the Credit Agreement;

                  WHEREAS, the Lenders and the Agents are willing to amend such provisions upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. (a) General. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  (b) Amendment of Definitions. The definition of "Commitment Fee Rate" contained in subsection 1.1. of the Credit Agreement is hereby amended by deleting paragraph (b) therefrom in its entirety and substituting in lieu thereof the following new paragraph (b):

                  "(b) thereafter, 1/2% per annum."

                  (c) Replacement of Definitions. (i) The definitions of "Applicable Margin", "EBITDA" and "Yen Credit Agreement" contained in subsection 1.1 of the Credit Agreement are hereby amended by deleting such definitions in their entirety and substituting in lieu thereof the following definitions:

                  "'Applicable Margin' shall mean:

                  (a) during the period from the Closing Date through and including the Adjustment Date occurring with respect to the delivery of the consolidated financial statements of the Company and its Subsidiaries for the fiscal period ending June 30, 1997, (i) with respect to Alternate Base Rate Loans, 1/2% per annum and (ii) with respect to all other Loans, 1-1/2% per annum; and

                  (b) thereafter, for the period commencing with any Adjustment Date (other than as described below) and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth below for the relevant type of Loan opposite the Leverage Ratio for such period:

                                                    Alternate Base
                                                    Rate Loans not
                                                     constituting
                         Period                      Local Loans    Other Loans
                         ------                      -----------    -----------
           Leverage Ratio is greater than 5.75 to       1-3/4%         2-3/4%
           1.0

           Leverage Ratio is greater than 5.25 to       1-1/2%         2-1/2%
           1.0, but less than or equal to 5.75 to
           1.0

           Leverage Ratio is greater than 4.75 to       1-1/4%         2-1/4%
           1.0, but less than or equal to 5.25 to
           1.0

           Leverage Ratio is greater than 4.50 to         1%             2%
           1.0, but less than or equal to 4.75 to
           1.0

           Leverage Ratio is less than or equal          3/4%          1-3/4%
           to 4.50 to 1.0

         ; provided, however, for the period beginning on the Third Amendment Effective Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be determined based on a Leverage Ratio of greater than 5.75 to 1.0; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 13.1(a) and (c) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 5.75 to 1.0;"

                  "'EBITDA' shall mean, for any period, the amount equal to:

                  (a)   Consolidated Net Income for such period;

                  (b) plus (to the extent deducted in the determination of Consolidated Net Income) the sum of (i) tax expense on account of such period, (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period,
                        (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) the amount (not to exceed the excess of the book value of the Roppongi Building on December 31, 1995 over $35,000,000) equal to any write-down in the book value of the Roppongi Building (or, upon the sale thereof, any loss upon such sale), (vii) non-cash write-offs in respect of unamortized debt issuance costs and (viii) for any period of determination including any of the fiscal quarters ending December 31, 1998, March 31, 1999 and June 30, 1999 and without duplication, non-recurring restructuring charges taken by the Company or any of its Subsidiaries during any of such quarters which are included in such period of determination in an aggregate amount for all such quarters not to exceed $125,000,000;

                  (c) minus (to the extent included in the determination of Consolidated Net Income) the sum of (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period and (iv) any gains in respect of equity earnings for such period;

         provided that, for purposes of the calculation only of the Leverage Ratio and compliance with the provisions of subsection 14.1(a), the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period;"

                  "'Yen Credit Agreement' shall mean the Third Amended and Restated Credit Agreement, dated as of June 30, 1997 and as amended, between Pacific Finance & Development Corp. and The Long-Term Credit Bank of Japan, Ltd. (or any subsequent agreement which refinances or replaces such credit agreement in accordance with subsection 14.2(b)) and each other document, instrument and agreement executed and delivered in connection therewith."

                  (d) Addition of Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new defined term in appropriate alphabetical order:

                        "'Third Amendment' shall mean the Third Amendment,
                  dated as of December 23, 1998, to this Agreement;"

                        "'Third Amendment Effective Date' shall mean the date
                  of effectiveness of the Third Amendment;"

                  2. Amendment to Subsection 9.9. Subsection 9.9 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection 9.9:

                           "9.9 Use of Proceeds of Acquisition Loans. The proceeds of the Acquisition Loans hereunder shall be used by the relevant Acquisition Borrower to (a) finance the Investment Consideration for Investments which are permitted hereunder, (b) refinance the Investment Consideration for Investments which are permitted hereunder and are made after the date hereof, (c) pay fees and expenses relating thereto and (d) for general corporate purposes of the Company and its Subsidiaries."


                  3. Amendment to Subsection 14.1(a). Subsection 14.1(a) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:


                           Date                                 Ratio

                       June 30, 1997                         1.75 to 1.0
                       September 30, 1997                    1.75 to 1.0
                       December 31, 1997                     1.75 to 1.0
                       March 31, 1998                        2.00 to 1.0
                       June 30, 1998                         2.00 to 1.0
                       September 30, 1998                    2.25 to 1.0
                       December 31, 1998                     1.70 to 1.0
                       March 31, 1999                        1.60 to 1.0
                       June 30, 1999                         1.60 to 1.0
                       September 30, 1999                    1.70 to 1.0
                       December 31, 1999                     1.80 to 1.0
                       March 31, 2000                        1.90 to 1.0
                       June 30, 2000                         1.90 to 1.0
                       September 30, 2000                    2.00 to 1.0
                       December 31, 2000                     2.00 to 1.0
                       March 31, 2001                        2.00 to 1.0
                       June 30, 2001                         2.10 to 1.0
                       September 30, 2001                    2.20 to 1.0
                       December 31, 2001                     2.50 to 1.0
                       March 31, 2002                        2.50 to 1.0

                  4. Amendment to Subsection 14.1(b). Subsection 14.1(b) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following new table:

                       Date                                     Ratio

                       June 30, 1997                         6.25 to 1.0
                       September 30, 1997                    6.25 to 1.0
                       December 31, 1997                     5.50 to 1.0
                       March 31, 1998                        5.50 to 1.0
                       June 30, 1998                         5.50 to 1.0

                       September 30, 1998                    5.50 to 1.0
                       December 31, 1998                     7.00 to 1.0
                       March 31, 1999                        7.50 to 1.0
                       June 30, 1999                         7.25 to 1.0
                       September 30, 1999                    7.00 to 1.0
                       December 31, 1999                     6.25 to 1.0
                       March 31, 2000                        6.25 to 1.0
                       June 30, 2000                         6.25 to 1.0
                       September 30, 2000                    5.75 to 1.0
                       December 31, 2000                     5.50 to 1.0
                       March 31, 2001                        5.50 to 1.0
                       June 30, 2001                         5.50 to 1.0
                       September 30, 2001                    5.00 to 1.0
                       December 31, 2001                     4.50 to 1.0
                       March 31, 2002                        4.50 to 1.0

                  5. Amendment to Subsection 14.2(b). Subsection 14.2(b) of the Credit Agreement is hereby amended by deleting words "terms and conditions substantially similar to those set forth on Exhibit Y hereto" beginning in the penultimate line and substituting in lieu thereof the following:

                       "the following terms: (x) the principal amount of the Indebtedness thereunder may be increased to an amount not to exceed $40,000,000, (y) the collateral securing such Indebtedness shall be limited to the Roppongi Property or any property (including the improvements thereon) which is exchanged for the Roppongi Property and which is located in the greater Tokyo area and (z) (i) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness are no more restrictive in all material respects, taken as a whole, than those in effect in the Indebtedness refinanced thereby, (ii) the covenants, defaults and similar provisions related to the Company which are contained in such refinancing Indebtedness are no more restrictive in all material respects, taken as a whole, than those in this Agreement and do not conflict with the provisions of this Agreement; provided, that the financial covenants and events of default related to the Company which are contained in any such refinancing Indebtedness are no more restrictive than those in this Agreement".

                  6. Amendment to Subsection 14.3(g). Subsection 14.3(g) of the Credit Agreement is hereby amended by adding thereto immediately after the word "Lien" in the ninth line thereof the following: "and except for, with respect to the Yen Credit Agreement, any property for which the Roppongi Property is exchanged in accordance with the provisions of subsection 14.2(b)".

                  7. Amendment to Subsection 14.9(a). Subsection 14.9(a) of the Credit Agreement is hereby amended by deleting the words "on terms and conditions substantially similar to those set forth on Exhibit Y hereto" beginning in the penultimate line and substituting in lieu thereof the following: "in accordance with the provisions of subsection 14.2(b)".

                  8. Fees. In consideration of the agreement of the Lenders to consent to the amendments contained herein, the Company agrees to pay to each Lender which so consents on or prior to December 23, 1998, an amendment fee in an amount equal to 0.25% of the amount of such Lender's Commitment, payable on the date hereof in immediately available funds.

                  9. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company and the Required Lenders, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor.

                  10. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  11. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 9 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 REVLON CONSUMER PRODUCTS CORPORATION

                                 By:  /s/ Steven Berns
                                      -------------------------------
                                      Name:  Steven Berns
                                      Title: Vice President and Treasurer

                                 DEUTSCHE REVLON GMBH & CO. KG
                                 REVLON INTERNATIONAL CORPORATION
                                    (UK Branch)
                                 REVLON MANUFACTURING LIMITED
                                    (Australia Branch)
                                 REVLON MANUFACTURING (UK) LIMITED
                                 EUROPEENNE DE PRODUITS DE BEAUTE
                                 REVLON NEDERLAND B.V.
                                 REVLON K.K.
                                 REVLON CANADA, INC.
                                 REVLON SA
                                 REVLON-REALISTIC PROFESSIONAL
                                 PRODUCTS LTD.
                                 REVLON PROFESSIONAL LIMITED
                                 REVLON (HONG KONG) LIMITED
                                 EUROPEAN BEAUTY PRODUCTS S.P.A., as
                                 Local Subsidiaries

                                 By:  /s/Robert K. Kretzman
                                      -------------------------------
                                      Name:  Robert K. Kretzman
                                      Title: Authorized Signatory


                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent and as a Lender


                                 By:  /s/Neil R. Boylan
                                      -------------------------------
                                      Name:  Neil R. Boylan
                                     Title:  Vice President

                                CHASE SECURITIES INC., as Arranger


                                By:  /s/Douglas Travers
                                      -------------------------------
                                      Name:  Douglas Travers
                                      Title: Managing Director

                                CITIBANK, N.A., as Documentation Agent and as a Lender


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact

                                LEHMAN COMMERCIAL PAPER INC., as
                                Syndication Agent and as a Lender


                                By:  /s/Michele Swanson
                                      -------------------------------
                                      Name:  Michele Swanson
                                      Title: Authorized Signatory

                                ABN AMRO BANK N.V., as a Local Fronting
                                Lender in the Federal Republic of Germany


                                By:  /s/Thomas T. Rogers
                                      -------------------------------
                                      Name:  Thomas T. Rogers
                                      Title: Vice President

                                By:  /s/David Carrington
                                      -------------------------------
                                      Name:  David Carrington
                                      Title: Vice President


                                BANKBOSTON, N.A., as a Local Fronting Lender in the United Kingdom


                                By:  /s/Richard D. Hill, Jr.
                                      -------------------------------
                                      Name:  Richard D. Hill, Jr.
                                      Title: Managing Director

                                NATEXIS BANQUE BFCE, formerly BANQUE
                                FRANCAISE DU COMMERCE EXTERIEUR, as
                                a Local Fronting Lender in France


                                By:  /s/Jordan Sadler
                                      -------------------------------
                                      Name:  Jordan Sadler
                                      Title: Associate

                                By:  /s/G. Kevin Dooley
                                      -------------------------------
                                      Name:  G. Kevin Dooley
                                      Title: Vice President & Group Manager


                                THE SANWA BANK LTD., as a Local Fronting
                                Lender in Japan


                                By:  /s/Dominic Sorresso
                                      -------------------------------
                                      Name:  Dominic Sorresso
                                      Title: Vice President

                                BANK OF AMERICA CANADA, as a Local
                                Fronting Lender in Canada


                                By:  /s/Richard J. Hall
                                      -------------------------------
                                      Name:  Richard J. Hall
                                      Title: Vice President


                                CITIBANK LIMITED, as a Local Fronting Lender in Australia


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact

                                CITIBANK, N.A., as a Local Fronting Lender in Hong Kong


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact


                                CITIBANK, N.A., as a Local Fronting Lender in the Netherlands


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact


                                CITIBANK, N.A., as a Local Fronting Lender in Italy


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact


                                ALLIED IRISH BANK, as a Local Fronting Lender in Ireland

                                By:  /s/Marcia Meeker & W.J. Strickland
                                      -------------------------------
                                      Name:  Marcia Meeker
                                      Title: Vice President
                                      Name:  W.J. Strickland
                                      Title: Senior Vice President


                                CITIBANK, N.A., as a Local Fronting
                                Lender in Spain


                                By:  /s/James Buchanan
                                      -------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-in-Fact

                                ABN AMRO BANK N.V.
                                New York Branch


                                By:  /s/Thomas T. Rogers
                                      -------------------------------
                                      Name:  Thomas T. Rogers
                                      Title: Vice President

                                By:  /s/David Carrington
                                      -------------------------------
                                      Name:  David Carrington
                                      Title: Vice President


                                ALLIED IRISH BANK PLC
                                Cayman Islands Branch


                                By:  /s/Marcia Meeker
                                      -------------------------------
                                      Name:  Marcia Meeker
                                      Title: Vice President

                                By:  /s/W.J. Strickland
                                      -------------------------------
                                      Name:  W.J. Strickland
                                      Title: Senior Vice President


                                BANKBOSTON, N.A., as a Co-Agent


                                By:  /s/Richard D. Hill, Jr.
                                      -------------------------------
                                      Name:  Richard D. Hill, Jr.
                                      Title: Managing Director


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as a Co-Agent


                                By:  /s/Debra A. Seiter
                                      -------------------------------
                                      Name:  Debra A. Seiter
                                      Title: Vice President

                                THE BANK OF NEW YORK


                                By:  /s/Georgia Pan-Kita
                                      -------------------------------
                                      Name:  Georgia Pan-Kita
                                      Title: Vice President


                                NATEXIS BANQUE BFCE, formerly BANQUE
                                FRANCAISE DU COMMERCE EXTERIEUR, as
                                a Co-Agent


                                By:  /s/Jordan Sadler
                                      -------------------------------
                                      Name:  Jordan Sadler
                                      Title: Associate

                                By:  /s/Cynthia E. Sachs
                                      -------------------------------
                                      Name:  Cynthia E. Sachs
                                      Title: Vice President, Group Manager


                                BANQUE PARIBAS


                                By:  /s/John J. McCormick, III
                                      -------------------------------
                                      Name:  John J. McCormick, III
                                      Title: Vice President

                                By:  /s/Duane Helkowski
                                      -------------------------------
                                      Name:  Duane Helkowski
                                      Title: Vice President


                                BARCLAYS BANK PLC


                                By:  /s/Marlene Wechselblatt
                                      -------------------------------
                                      Name:  Marlene Wechselblatt
                                      Title: Vice President

                                CREDIT AGRICOLE INDOSUEZ


                                By:  /s/Craig Welch
                                      -------------------------------
                                      Name:  Craig Welch
                                      Title: First Vice President


                                By:  /s/Sarah McClintock
                                      -------------------------------
                                      Name:  Sarah McClintock
                                      Title: Vice President, TL


                                CREDIT LYONNAIS, New York Branch


                                By:  /a/Attila Koc
                                      -------------------------------
                                      Name:  Attila Koc
                                      Title: Senior Vice President


                                CREDIT SUISSE FIRST BOSTON, as a Co-Agent


                                By:  /s/Joel Glodowski
                                      -------------------------------
                                      Name:  Joel Glodowski
                                      Title: Managing Director

                                By:  /s/Chris T. Horgan
                                      -------------------------------
                                      Name:  Chris T. Horgan
                                      Title: Vice President


                                DEEPROCK & COMPANY

                                By EATON VANCE MANAGEMENT, as
                                Investment Manager


                                By:  /s/Payson F.Swaffield
                                      -------------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President

                                U.S. BANK NATIONAL ASSOCIATION, as a
                                Co-Agent

                                By:  /s/Greg Wilson
                                      -------------------------------
                                      Name:  Greg Wilson
                                      Title: Banking Officer

                                THE FUJI BANK, LIMITED, New York Branch, as a Co-Agent

                                By:  /s/Teiji Teramoto
                                      -------------------------------
                                      Name:  Teiji Teramoto
                                      Title: Vice President & Manager

                                GENERAL ELECTRIC CAPITAL
                                CORPORATION, as a Co-Agent

                                By:  /s/Janet Williams
                                      -------------------------------
                                      Name:  Janet Williams
                                      Title: Duly Authorized Signatory

                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                LTD., Los Angeles Agency

                                By:  /s/Shunji Sato
                                      -------------------------------
                                      Name:  Shunji Sato
                                      Title: Deputy General Manager

                                MERRILL LYNCH SENIOR FLOATING RATE
                                FUND, INC.

                                By:  /s/R. Douglas Henderson
                                      -------------------------------
                                      Name:  R. Douglas Henderson
                                      Title: Authorized Signatory

                                THE MITSUBISHI TRUST AND BANKING
                                CORPORATION

                                By:  /s/Toshihiro Hayashi
                                      -------------------------------
                                      Name:  Toshihiro Hayashi
                                      Title: Senior Vice President

                                NATIONSBANK, N.A.

                                By:  /s/Debra A. Seiter
                                      -------------------------------
                                      Name:  Debra A. Seiter
                                      Title: Vice President

                                OCTAGON LOAN TRUST
                                By:  Octagon Credit Investors as Manager


                                By:  /s/Margaret B. Harvey
                                      -------------------------------
                                      Name:  Margaret B. Harvey
                                      Title: Vice President

                                THE SANWA BANK, LIMITED
                                NEW YORK BRANCH


                                By:  /s/Dominic Sorresso
                                      -------------------------------
                                      Name:  Dominic Sorresso
                                      Title: Vice President

                                VAN KAMPEN PRIME RATE INCOME TRUST


                                By:  /s/Jeffrey W. Maillet
                                      -------------------------------
                                      Name:  Jeffrey W. Maillet
                                      Title: Senior Vice President & Director

                                ROYAL BANK OF CANADA


                                By:  /s/Michael Korine
                                      -------------------------------
                                      Name:  Michael Korine
                                      Title: Senior Manager

                                SENIOR DEBT PORTFOLIO


                                By:  /s/Payson F. Swaffield
                                      -------------------------------
                                      Name:  Payson F. Swaffield
                                      Title: Vice President

                                AERIES FINANCE LTD.


                                By:
                                      -------------------------------
                                      Name:
                                      Title:


                                STRATA FUNDING LTD.


                                By:  /s/Authorized Signatory
                                      -------------------------------
                                      Name:
                                      Title:


                                MEDICAL LIABILITY MUTUAL INSURANCE
                                COMPANY
                                By:  Invesco Senior Secured Management, Inc.
                                     as Investment Manager


                                By:  /s/Anne M. McCarthy
                                      -------------------------------
                                      Name:  Marcia Meeker
                                      Title: Vice President
                                      Name:  Anne M. McCarthy
                                      Title: Authorized Signatory


                                CERES FINANCE LTD.


                                By:  /s/Authorized Signatory
                                      -------------------------------
                                      Name:
                                      Title:

                 ACKNOWLEDGEMENT AND CONSENT

                                                  Dated as of December 23, 1998

                  Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Third Amendment and (b) after giving effect to such Third Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Third Amendment.

ALEXANDRA DE MARKOFF, LTD.                  REVLON, INC.
ALMAY, INC.                                 REVLON COMMISSARY SALES, INC.
AMERICAN CREW, INC.                         REVLON CONSUMER CORP.
AMERINAIL, INC.                             REVLON CONSUMER PRODUCTS
A.P. PRODUCTS LTD.                             CORPORATION
APPLIED SCIENCE & TECHNOLOGIES INC.         REVLON GOVERNMENT SALES, INC.
CARRINGTON PARFUMS LTD.                     REVLON HOLDINGS INC.
CHARLES OF THE RITZ GROUP LTD.              REVLON INTERNATIONAL CORPORATION
CHARLES REVSON INC.                         REVLON PRODUCTS CORP.
COSMETIQUES HOLDINGS, INC.                  REVLON PROFESSIONAL, INC.
CREATIVE NAIL DESIGN, INC.                  REVLON PROFESSIONAL PRODUCTS INC.
FERMODYL PROFESSIONALS INC.                 REVLON REAL ESTATE CORPORATION
MODERN ORGANIC PRODUCTS, INC.               REVLON RECEIVABLES SUBSIDIARY, INC.
NEW ESSENTIALS LIMITED                      RIROS CORPORATION
NORELL PERFUMES, INC.                       RIT INC.
NORTH AMERICA REVSALE INC.                  ROUX LABORATORIES, INC.
OXFORD PROPERTIES CO.                       VISAGE BEAUTE COSMETICS, INC.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCES, LTD.                   By:  /s/ Robert Kretzman
REALISTIC/ROUX PROFESSIONAL PRODUCTS            -----------------------------
     INC.                                       Title:  Vice President